UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA BIOLOGIC PRODUCTS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHINA BIOLOGIC PRODUCTS, INC.
No. 14 East Hushan Road, Tai'an City, Shandong 271000
People's Republic of China
(86-538)-620-3897

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 17, 2010

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of China Biologic Products, Inc., a Delaware corporation (the “Company”), will be held on Friday, December 17, 2010, at 9:00 a.m., local time, at the executive offices of the Company at No. 14 East Hushan Road, Tai'an City, Shandong, 271000, People's Republic of China.

1.

To elect five persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.

To ratify the selection by the Audit Committee of Frazer Frost, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and the interim periods through 2011; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

If you owned our common stock at the close of business on October 28, 2010, you may attend and vote at the meeting.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2009 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

This year we are furnishing our proxy materials to our stockholders who hold their shares through brokers over the Internet, as permitted by rules adopted by the Securities and Exchange Commission. We believe that this "Notice and Access" process will provide you with a convenient and quick way to access our proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about November 5, 2010, we will mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K for our fiscal year ended December 31, 2009 and vote online to the stockholders eligible to vote at our annual meeting. The Notice also contains instructions on how to receive a paper copy of our proxy materials. We will not mail the Notice to stockholders who had previously elected either to receive notice and access proxy materials and vote electronically via the Internet, or who receive paper copies of proxy materials.

If you plan to attend the meeting, please or notify us of your intentions via telephone or the Internet as directed on the proxy card. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the meeting.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

Sincerely,

/s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 17, 2010

Under rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about November 5, 2010, we will mail to our stockholders (other than those who previously requested electronic or paper delivery and registered stockholders) an Important Notice Regarding Availability of Proxy Materials ("Notice") containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

CHINA BIOLOGIC PRODUCTS, INC.
No. 14 East Hushan Road, Tai'an City, Shandong 271000
People's Republic of China
(+86)538-620-3897

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China Biologic Products, Inc., a Delaware corporation (the “Company,” or “we”), for the 2010 Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held on Friday December 17, 2010, at 9:00 a.m., local time, at No. 14 East Hushan Road, Tai'an City, Shandong 271000, People's Republic of China.

The purposes of the Meeting are to seek stockholder approval of two proposals: (i) electing five (5) directors to the Board and (ii) ratifying the appointment of the Company’s accountants for fiscal year 2010.

Who May Vote

Only stockholders of record of our common stock, $0.01 par value (the “Common Stock”), as of the close of business on October 28, 2010 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment thereof.

A list of stockholders entitled to vote at the Meeting will be available at the Meeting, and will also be available for ten days prior to the Meeting, during office hours, at the executive offices of the Company at No. 14 East Hushan Road, Tai'an City, Shandong 271000, People's Republic of China.

The presence at the Meeting of holders of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities is outstanding on the date of mailing of this Proxy Statement.

Voting

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by using the Internet or telephone or by mail, if you received a printed set of the proxy materials.

By Internet – If you have Internet access, you may submit your proxy via the Internet by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By Telephone or Mail – If you received printed proxy materials, you may submit your proxy by telephone by following the instructions provided on your proxy card or voting instruction card. If you received a Notice, you may submit your proxy by telephone after accessing the proxy materials via the Internet. You may also submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the envelope provided. If you provide specific voting instructions, your shares will be voted as you have instructed. Voting by telephone is not available to persons outside of the United States.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein and FOR ratification of Frazer Frost, LLP as the Company’s independent registered public accounting firm.. In addition, if other matters come before the Meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment with respect to such matters.

Under Proposal 1 (Election of Directors), the five candidates for election as directors at the Meeting are uncontested. In uncontested elections, directors are elected by plurality of the votes cast at the meeting. Proposal 2 (Ratification of Independent Auditors) requires the vote of a majority of the shares present in person or by proxy at the Meeting for approval.

Absentions and broker non-votes will not be counted as votes in favor of a matter being voted on, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters (such as the election of directors, and the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the meeting will not revoke a proxy. Such revocation may be effected by calling the toll-free telephone number identified in the Notice, or by accessing the Internet website specified in the Notice, or in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Secretary at the address of our principal office set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, or by attending and voting in person at the Meeting. Unless revoked, the shares represented by timely received proxies will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the previously convened Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as "householding," permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders of record who do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may contact our Corporate Secretary, orally or in writing at the telephone number or address, as applicable, at Corporate Secretary, China Biologic Products, Inc., No. 14 East Hushan Road, Tai'an City, Shandong 271000, People's Republic of China., telephone number (86-538)-620-3897. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Notice of Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in our current report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the date of the Annual Meeting, provided that the final results are available at such time. In the event the final results are not available within such time period, the preliminary voting results will be published in our current report on Form 8-K to be filed within such time period, and the final results will be published in an amended current report on Form 8-K/A to be filed within four business days after the final results are available. Any stockholder may also obtain the results from the Corporate Secretary, China Biologic Products, Inc., No. 14 East Hushan Road, Tai'an City, Shandong 271000, People's Republic of China.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors has any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board of Directors.

Directors and Executive Officers

Set forth below are the names of our current directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

NAME	AGE	POSITION
Siu Ling Chan	47	Chairwoman of the Board
Chao Ming Zhao	38	Chief Executive Officer and President
Yu-Yun Tristan Kuo	55	Chief Financial Officer
Lin Ling Li	47	Director
Sean Shao	53	Director
Xiangmin Cui	41	Director
Tong Jun Lin	48	Director

Siu Ling Chan. Ms. Chan has been our director since July 19, 2006. She has been our chairwoman since January 1, 2007 and served as our CEO from January 2007 to March 2007. Ms. Chan is also currently a director of our subsidiary Logic Express. She was also appointed as the director of Shandong Taibang in April 2006. Prior to joining us, Ms. Chan worked from 1991 to 2005, as an administrator at the Fujian Academy of Social Sciences, and from 1989 to 1991 as a statistician at the Fujian Pingtan Economy Committee. She received her diploma in Statistics from Xiamen University in 1989 and a diploma in management from the Fujian Party Committee School in 2004.

Chao Ming Zhao. Mr. Zhao has been our Chief Executive Officer since June 1, 2008. Mr. Zhao was our Chief Financial Officer from November 2006 to until his appointment as our Chief Executive Officer, and has been the Chief Financial Officer of our operating subsidiary, Shandong Taibang since September 2003. From February 2002 to June 2003, Mr. Zhao was the financial manager at EF English First (Fuzhou) School, where he was responsible for managing the school's accounting and its internal control. He was a manager and auditor at Fujian (CFC) Group from July 1996 to January 2002, and was in charge of internal audit. Mr. Zhao is a certified accountant in the PRC and is an international registered internal auditor. Mr. Zhao obtained his Bachelor's degree in Investment Economy Management from Fuzhou University in 1996 and received his MBA from the Chinese University of Hong Kong in 2006.

Yu-Yun Tristan Kuo. Mr. Kuo has been our Chief Financial Officer since June 1, 2008 and has served as the Vice President-Finance of the Company since September 2007. Mr. Kuo has more than 28 years of experience in accounting, financing and information system for companies in the manufacturing, commodity trading and banking industries and has served in the capacity of CFO, CIO and Controller. Of these 27 years, Mr. Kuo has worked in the United States for 25 years and in Asia for 3 years. Prior to joining our company, Mr. Kuo worked for the Noble Group in Hong Kong as the Senior Business Analysis Manager from February through August 2007. Prior to that, Mr. Kuo served as the CFO of Cuisine Solution, Inc., a publicly traded company in Alexandria, Virginia, from December 2002 to January 2007. Mr. Kuo also served as the Vice President of Information System for Zinc Corporation of America in Monaca, Pennsylvania from 2001 and 2002 and as Chief Information Officer and Controller of Wise Metals Group in Baltimore, Maryland, the largest independent aluminum sheet producer in the U.S., from 1991 to 2001. Mr. Kuo obtained his Master's degree in Accounting from the Ohio State University and Bachelors degree in Economics from Soochow University in Taipei.

Lin Ling Li. Ms. Li has been a member of our board of directors since July 19, 2006. Since February 2006, Ms. Li has been the director of our subsidiary Logic Express, and since May 2004, she has been a director at Up-Wing Investment Limited, a predecessor to Logic Express. Ms. Li was a technician at Fuzhou Fuxing Pharmaceutical Company from 1980 to 2000. From October 1998 to April 2006, she was a senior manager at Fuzhou Chengxin Dian Dang Company Limited, where she was involved in financing, mortgage and loan industry. She holds a diploma in accounting from the Fujian Party Committee School of Finance and Accounting in October 1994.

Sean Shao. Mr. Shao has been a member of our board of directors since July 24, 2008. Mr. Sean Shao currently also serves as (i) independent director and chairman of the audit committee of: American Dairy, Inc., a Chinese dairy products company listed on NYSE; Renhuang Pharmaceuticals, Inc., a Chinese pharmaceutical company listed on AMEX; China Recycling Energy Corporation, an energy recycling system design company listed on NASDAQ and Yongye International, Inc., a Chinese agricultural company listed on NASDAQ; (ii) independent director of AsiaInfo-Linkage, Inc., a Chinese telecom software solutions provider listed on NASDAQ and China Medicine Corporation, a distributor and developer of medicines listed on bulletin board ; (iii) independent director and chairman of the nominating committee of Agria Corporation, a Chinese agricultural company listed on NYSE; and (iv) independent director and chairman of the audit committee and compensation committee of China Nuokang Bio-Pharmaceutical, Inc., a biopharmaceutical company listed on NASDAQ. He served as the chief financial officer of Trina Solar Limited from 2006 to 2008. In addition, Mr. Shao served from 2004 to 2006 as the chief financial officer of ChinaEdu Corporation, an educational service provider, and of Watchdata Technologies Ltd., a Chinese security software company. Prior to that, Mr. Shao worked at Deloitte Touche Tohmatsu CPA Ltd. for approximately a decade. Mr. Shao received his master’s degree in health care administration from the University of California at Los Angeles in 1988 and his bachelor’s degree in art from East China Normal University in 1982. Mr. Shao is a member of the American Institute of Certified Public Accountants.

Dr. Tong Jun Lin. Dr. Lin has been a member of our board of directors since July 24, 2008. He is a Professor in the Departments of Microbiology and Immunology and Pediatrics, Dalhousie University and has focused his research in immune response to microbial pathogens. Dr. Lin received his PhD degrees (1990) from the Chinese Academy of Medical Sciences, and his post-doctoral training at the University of Alberta (1993-1997), Duke University (1997-1998) and Dalhousie University (1998-2000). He has published extensively in leading scientific journals and has served on the Editorial Advisory Board of the journal of Inflammation and Allergy –Drug Targets. He has received continuous funding from Canadian Institutes of Health Research and other national granting agencies. Dr. Lin is a Scholar of Canadian Institutes of Health Research, a recipient of the Award of Excellence in Medical Research from Dalhousie University (2004), and a recipient of an Investigator Award from Canadian Society for Immunology (2007).

Dr. Xiangmin Cui. Dr. Cui, aged 41, joined our board in February 2010. Dr. Cui is a Principal at Bay City Capital LLC ("Bay City"), a venture capital firm managing approximately $1.5 billion of capital invested across various healthcare sectors. Prior to joining Bay City in 2006, Dr. Cui was Director of Strategic Investment Planning for Southern Research Institute, an organization that discovered and developed six anti-cancer drugs that have been approved by the U.S. Food and Drug Administration. Prior to that, Dr. Cui co-founded Pan Pacific Pharmaceuticals, a U.S. biotech company, and Hucon Biopharmaceuticals, a PRC pharmaceutical company. He served as the Chief Scientific Officer and Executive Vice President of Pan Pacific Pharmaceuticals from 1998 to 2002 and Chief Executive Officer and President of Hucon Biopharmaceuticals 2003 to 2005, respectively. In these positions, he led the efforts to evaluate and acquire several key technologies in the fields of oncology, infectious and inflammatory diseases. Dr. Cui was also a co-founder of CNetwork, a San Francisco based non-profit organization dedicated to serving Chinese communities in North America. He received his Ph.D. in Cancer Biology from Stanford University, and his B.S. in Molecular Biology from Peking University.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person. To the best of our knowledge and belief, there are no arrangements or understandings with any of our principal stockholders, customers, suppliers, or any other person, pursuant to which any of our directors or executive officers were appointed.

Directors are elected until their successors are duly elected and qualified.

Significant Employees

The following sets forth the name and position of each of our current significant employees.

NAME	AGE	POSITION
Tung Lam	50	Chief Executive Officer of Shandong Taibang
Yiwu Vincent Xie	40	Chief Technology Officer

Tung Lam. Mr. Lam has been the Chief Executive Officer of our operating subsidiary, Shandong Taibang, since October 2003, and is responsible for the entire operation. Prior to joining the Company, Mr. Lam served, from November 1999 to August 2003, as the vice president of Fujian Province Fei Yue Group, where he was in charge of management investment. See our disclosure under “Involvement in Certain Legal Proceedings” below with respect to an ongoing investigation by the Company into certain allegations against Mr. Lam, which if correct, would conflict with the foregoing disclosure.

Dr. Yiwu Xie. Dr Xie has been our Chief Technology Officer since December 2009. He served from 2007 to 2009 as the general manager of R&D at New a-Ikor, a Hong Kong-based biopharmaceutical company, and from 2002 to 2007, as the director of R&D at Advantek Serum Laboratories.

Family Relationships

Ms. Siu Ling Chan is the wife of Mr. Tung Lam. There are no other family relationships among any of our officers and directors.

Involvement in Certain Legal Proceedings

On January 26, 2010, certain allegations of fraud and criminal activity engaged in by Mr. Tung Lam, CEO of the Company's primary operating subsidiary, Shandong Taibang, and husband to the Company’s Chairwoman, Ms. Siu Ling Chan, and by Mr. Lin Ze Qing, the husband of the Company's director, Ms. Li Lin Ling, were made in an article that appeared on several online financial websites. After consultation with legal counsel and the members of the audit committee, on January 27, 2010, the Board of Directors established a special independent subcommittee comprised of the Company’s independent directors, Mr. Sean Shao and Dr. Tong Jun Lin, and later augmented by Dr. Xiangmin Cui (the “Subcommittee”), to investigate the allegations and report back to the Board of Directors.

On March 1, 2010, the Subcommittee engaged O'Melveny & Myers LLP, an international law firm, to advise the Subcommittee and to assist in the investigation of the allegations. As of the date of this response, the investigation is still ongoing. As a result, the Company is not yet able to confirm or deny any of the allegations with respect to Mr. Lam, an employee of the Company’s subsidiary and the spouse of a Director, and/or Mr. Lin, the spouse of a Director.

To the best of our knowledge and subject to the outcome of the investigation disclosed above, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Except as set forth in our discussion below in “Transactions with Related Persons, Promoters and Certain Control Persons; Corporate Governance,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission statements of ownership and changes in ownership. The same persons are required to furnish us with copies of all Section 16(a) forms they file. We believe that, during fiscal 2009, all of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities complied with the applicable filing requirements.

In making these statements, we have relied upon examination of the copies of all Section 16(a) forms provided to us and the written representations of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website at http://www.chinabiologic.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting the Corporate Secretary, China Biologic Products, Inc., No. 14 East Hushan Road, Tai'an City, Shandong 271000, People's Republic of China.

The Board and Committees of the Board

Our Board is currently composed of five members, three of whom are “independent” directors, as that term is defined in Rule 5605(a)(2) of the Listing Rules of The Nasdaq Stock Market, Inc., or the NASDAQ Listing Rules. All actions of the board of directors require the approval of a majority of the directors in attendance at a meeting at which a quorum is present. Our directors have a duty of to act in good faith with a view to our interests. In fulfilling their duty of care to us, our directors must ensure compliance with our Certificate of Incorporation. Board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present. During 2009, our board met 9 times and except for two, who missed one meeting, no director missed more than 25% of the meetings of the board or any committee on which he or she sat.

Governance Structure

The Board believes the interests of all stockholders are best served at the present time through a leadership model with a separate Board Chair and CEO. However, the Board retains authority to amend the By-Laws to combine the positions of Board Chair and CEO at any time. The current CEO and Board Chair possess an in-depth knowledge of the Company, its integrated operations, the evolving biopharmaceutical industry in China, and the array of challenges to be faced, gained through years of combined experience in the industry. The Board believes that these experiences and other insights put them in the best position to provide broad leadership for the Company and the Board, respectively, as they consider strategy and exercise fiduciary responsibilities to stockholders, as the case may be.

Further, the Board has demonstrated its commitment and ability to provide independent oversight of management. A majority of the Board is comprised of independent directors, and 100 percent of the Audit, Compensation, and Corporate Governance committees are independent. Each independent director has access to the CEO and other Company executives on request, may call meetings of the independent directors, and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee. We encourage our stockholders to learn more about our Company’s governance practices at our website, http://www.chinabiologic.com.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

  The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and the Company’s ethics programs, including the Codes of Business Conduct. The Audit Committee members meet separately with representatives of the independent auditing firm.

  The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors; Committees and Meetings

Our Board currently has three standing committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each of these Committees is comprised entirely of independent directors. From time to time, the Board may establish other committees. Each of the Compensation Committee and Corporate Governance and Nominating Committee were formed on August 7, 2008 and the Audit Committee was formed on July 24, 2008. During the fiscal year ended December 31, 2009, the audit committees met 4 times. Copies of the charters for each of our standing committees may be obtained from our website at http://www.chinabiologic.com.

Audit Committee and Audit Committee Financial Expert

Our board of directors established an audit committee on July 24, 2008 and appointed Mr. Sean Shao, Dr. Xiangmin Cui, and Dr. Tong Jun Lin to serve as members of the committee, each of whom our board determined to be “independent” as that term is defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. Mr. Shao was appointed as the Chair of the audit committee.

Our audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our audit committee is responsible for, among other things:

  selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

  reviewing with our independent auditors any audit problems or difficulties and management’s response;

  reviewing and approving all proposed related-party transactions;

  discussing the annual audited financial statements with management and our independent auditors;

  reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

  annually reviewing and reassessing the adequacy of our audit committee charter;

  such other matters that are specifically delegated to our audit committee by our board of directors from time to time;

  meeting separately and periodically with management and our internal and independent auditors; and

  reporting regularly to the full board of directors.

Our board of directors has determined that Mr. Shao possesses the accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Report of the Audit Committee regarding the audited financials statements of the Company for the fiscal year ended December 31, 2009 is located on Exhibit A to this Proxy Statement.

Compensation Committee

Our compensation committee was formed on August 7, 2008 and consists of Mr. Tong Jun Lin, Mr. Xiangmin Cui, and Mr. Sean Shao, each of whom is “independent” as that term is defined under the NASDAQ Listing Rules. Our compensation committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.

The Compensation Committee and the new Compensation Committee Charter is available on the Company website at www.chinabiologic.com. The compensation committee is responsible for, among other things:

  approving and overseeing the compensation package for our executive officers;

  reviewing and making recommendations to the Board with respect to the compensation of our directors;

  reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

  reviewing periodically and making recommendations to the Board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

The Compensation Committee has sole authority to retain and terminate outside counsel, compensation consultants retained to assist the Compensation Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. The Compensation Committee may also form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. The Compensation Committee may from time to time seek recommendations from the executive officers of the Company regarding matters under the purview of the Compensation Committee, though the authority to act on such recommendations rests solely with the Compensation Committee.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee consists of Mr. Tong Jun Lin, Mr. Xiangmin Cui, and Mr. Sean Shao, each of whom is “independent” as that term is defined in the NASDAQ Listing Rules. The corporate governance and nominating committee assists the Board of Directors in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. Dr. Lin serves as Chair of the corporate governance and nominating committee.

The corporate governance and nominating committee is responsible for, among other things:

  identifying and recommending to the Board nominees for election or re-election to the board, or for appointment to fill any vacancy;

  reviewing annually with the Board the current composition of the Board in light of the characteristics of independence, age, skills, experience and availability of service to us;

  identifying and recommending to the Board the directors to serve as members of the Board's committees; and

  monitoring compliance with our code of business conduct and ethics.

Code of Ethics

On March 25, 2008, our board of directors adopted a code of ethics, which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer. The code of ethics is designed to deter wrongdoing and to promote: honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC, and in other public communications that we made; compliance with applicable government laws, rules and regulations; the prompt internal reporting of violations of the code to the appropriate person or persons; and accountability for adherence to the code.

The code requires the highest standard of ethical conduct and fair dealing of its senior financial officers, or SFO, defined as the Chief Executive Officer and Chief Financial Officer. While this policy is intended to only cover the actions of the SFO, we expect our other officers, directors and employees will also review our code and abide by its provisions. We believe that our reputation is a valuable asset and must continually be guarded by all associated with us so as to cam the trust, confidence and respect of our suppliers, customers and stockholders.

Stockholder Communication with the Board of Directors.

Stockholders may communicate with the Board, including non-management directors, by sending a letter to our board of directors, c/o Corporate Secretary, China Biologic Products, Inc., No. 14 East Hushan Road, Tai'an City, Shandong, 271000, People's Republic of China, for submission to the board or committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of the Company.

All communications received as set forth above will be opened by the Corporate Secretary or his designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the Board will be forwarded promptly to the chairman of the Board, the appropriate committee or the specific director, as applicable

There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors since such procedures were last disclosed.

EXECUTIVE COMPENSATION

Summary Compensation Table – 2009 and 2008

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

						Non-Equity	Non-qualified
						Incentive Plan	Deferred
Name and				Stock	Option	Compensation	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Earnings	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Chao Ming Zhao,	2009	$184,046	$43,803	-	-	-	-	-	$227,849
CEO and former CFO (1)	2008	$148,208	$34,377	-	$154,954	-	-	-	$337,539
Yu-Yun Tristan Kuo, CFO(2)	2009	$227,095	$37,996	-	-	-	-	$9,229	$274,320
	2008	$179,805	$20,582	-	$101,055	-	-	-	$301,442

(1)

Chao Ming Zhao has served as our CEO since June 1, 2008 and has also served as the Chief Financial Officer of our subsidiary Shandong Taibang since September 2003. He served as our CFO from November 2006 until June 1, 2008. The option awards in 2008 represents options granted to Mr. Zhao, in accordance with his employment agreement with the Company, to purchase 115,000 shares in May, 2008 as described in the section “Option” of footnote 15 in the accompanying financial statements.

(2)

Yu-Yun Tristan Kuo has served as our Chief Financial Officer since June 1, 2008 and has served as the Vice President- Finance of Shandong Taibang since September 2007. The option awards in 2008 represents options granted to Mr. Kuo, in accordance with his employment agreement with the Company, to purchase 75,000 shares in May, 2008 as described in the section “Option” of footnote 15 in the accompanying financial statements. On January 7, 2010, our board of directors granted Mr. Kuo options to purchase 50,000 shares of our common stock under the 2008 Plan, in accordance with his employment agreement with the Company.

Summary of Employment Agreements and Material Terms

Pursuant to an employment agreement, as consideration for his services as our Chief Financial Officer and as a director, Chao Ming Zhao received a monthly salary of HK$50,000 (approximately $6,400), plus a guaranteed bonus of HK$50,000 (approximately $6,400), payable on December 31 of each year. On May 9, 2008, we entered into a new employment agreement with Mr. Zhao, pursuant to which we agreed to pay him an annual salary of RMB1,060,000 (approximately $151,368) per annum, as consideration for performance of his duties as Chief Executive Officer. We also agreed to pay Mr. Zhao an annual bonus equal to one month’s salary and Mr. Zhao may be eligible to receive additional bonus compensation as may be awarded by our board of directors at their sole discretion. We also agreed to grant to Mr. Zhao a ten-year nonstatutory stock option under the 2008 Plan, for the purchase of 115,000 shares of our common stock, at an exercise price of $4.00 per share. The stock option immediately vested.

Pursuant to the terms of Mr. Yu-Yun Tristan Kuo’s employment agreement, dated May 9, 2008, we agreed to pay Mr. Kuo an annual salary of RMB1,320,000 (approximately $188,900), as consideration for performance of his duties as Chief Financial Officer. We also agreed to pay Mr. Kuo an annual bonus equal to one month’s salary and Mr. Kuo may be eligible to receive additional bonus compensation as may be awarded by our board of directors at their sole discretion. We also agreed to grant to Mr. Kuo a ten-year nonstatutory stock option under the 2008 Plan, for the purchase of 75,000 shares of our common stock, at an exercise price of $4.00 per share. The stock option immediately vested. In addition, we agreed to pay Mr. Kuo, within a month of the completion of a private placement financing by the Company, a cash bonus equal to one percent of the gross proceeds raised via such financing, or at the sole discretion of Mr. Kuo, the number of shares of our common stock equivalent to such cash amount; provided however, that if the Company does not complete the first PIPE financing before December 31, 2008, Mr. Kuo will not be entitled to any Cash bonus upon the Company’s completion of its first PIPE financing following December 31, 2008 (but will be eligible to receive the cash bonus upon completion by the Company of subsequent PIPE financing as long as he remains employed by the Company on the date of closing of such subsequent PIPE financing). In June 2009, the Company completed a private placement financing of $9,554,140 but there is no cash bonus paid out to Mr. Kuo since this first PIPE financing was completed after December 31, 2008. Furthermore, we were obligated to grant Mr. Kuo, within a month of our listing on NASDAQ, NYSE or AMEX, an option to purchase 50,000 shares of our common stock pursuant to the 2008 Plan immediately vested and exercisable at the fair market value of the shares on the grant date. On January 7, 2010, our board of directors granted Mr. Kuo options to purchase 50,000 shares of our common stock under the 2008 Plan. The options have a ten-year term and are exercisable at an exercise price of $12.60, which was the fair market value of our common stock on the date of the grant.

Outstanding Equity Awards at Fiscal Year End

Other than as set forth below, none of our executive officers received unexercised options, stock that has not vested or equity incentive plan awards that remained outstanding as of the end of the fiscal year ended December 31, 2009.

Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares of units of stock that have not vested ($)	payout value	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or of unearned shares, units or other rights that have not vested ($)
Chao Ming Zhao	115,000	-	-	4.00	6/1/2018	-		-	-	-
Yu-Yun Tristan Kuo	75,000	-	-	4.00	6/1/2018	-		-	-	-

We use the Black-Scholes option pricing model to measure the fair value of stock options, granted in 2009. The determination of the fair value of stock-based compensation awards on the date of grant using an option-pricing model is affected by our stock price as well as assumptions regarding a number of complex and subjective variables, including the expected volatility of our stock price over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends.

Compensation of Directors

The following table sets forth certain information concerning the compensation paid to our directors for services rendered to us during the fiscal year ending December 31, 2009:

	Fees				Nonqualified
	earned			Non-Equity	Deferred
	or paid	Stock	Option	Incentive Plan	Compensation	All Other
	In cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Siu Ling Chan	130,585		-	-			130,585
Lin Ling Li	130,585						130,585
Sean Shao	24,000						24,000
Jie Gan	18,000						18,000
Tong Jun Lin	18,000						18,000

All directors receive reimbursements from us for expenses which are necessarily and reasonably incurred by them for providing services to us or in the performance of their duties. Our directors who are also our employees receive compensation in the form of salaries, housing allowances, employee insurance and benefits in kind. Our executive directors do not receive any compensation in addition to their salaries in their capacity as directors or other remunerations as members of our management team. However, we do pay their expenses related to attending board meetings and participating in board functions.

On July 19, 2006, we entered into director employment agreements with Ms. Siu Ling Chan and Ms. Lin Ling Li, pursuant to which they receive a monthly salary of HK$50,000 (approximately $6,400), plus a guaranteed bonus of HK$50,000 (approximately $6,400) payable on December 31 of each year, as consideration for their services as directors.

On July 24, 2008, we entered into independent director agreements with Mr. Sean Shao, Dr. Jie Gan, and Dr. Tong Jun Lin. Under the terms of the independent director agreements, we agreed to pay each an annual salary of $18,000 as compensation for the services to be provided by them as independent directors, except that Mr. Shao will receive an additional $6,000 as compensation for his role as head of our Audit Committee. In addition, we agreed to grant to each independent director an option to purchase 20,000 shares of our common stock, with an exercise price of $4.00 per share, of which 10,000 shares vested on January 25, 2009 and the remaining 10,000 shares will be vested on July 25, 2009.

On February 4, 2010, we entered into an independent director agreement with Dr. Xiangmin Cui, who was appointed by our board of directors, to fill the vacancy left by Dr. Gan’s departure. Under the terms of the independent director agreement, we agreed to pay each an annual salary of $18,000 as compensation for the services to be provided by him as independent director. In addition, we granted to Dr. Cui an option to purchase 20,000 shares of our common stock, with an exercise price of $10.66, the fair market value of the Company’s common stock as of the grant date. 10,000 shares will be vested on August 4, 2010 and the remaining 10,000 shares will be vested on February 4, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of October 29, 2010, (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of China Biologic Products, Inc., No. 14 East Hushan Road, Tai'an City, Shandong, People's Republic of China 271000.

Name & Address of Beneficial Owner	Office, If Any	Title of Class Officers and Directors	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Siu Ling Chan	Chairwoman of the Board	Common stock $.0001 par value	7,015,957(3)	29.6%
Chao Ming Zhao	Chief Executive Officer	Common stock $.0001 par value	940,120(4)	4.0%
Yu-Yun Tristan Kuo *	Chief Financial Officer	Common stock $.0001 par value	127,917(5)	0.5%
Lin Ling Li	Director	Common stock $.0001 par value	6,142,624(3)	26.1%
Sean Shao *	Director	Common stock $.0001 par value	23,333(6)	0.1%
Xiangmin Cui *	Director	Common stock $.0001 par value	23,333(6)	0.1%
Tong Jun Lin *	Director	Common stock $.0001 par value	23,333(6)	0.1%
All officers and directors as a group (7 persons named above)		Common stock $.0001 par value	14,296,617	60.5%
5% Securities Holders
Siu Ling Chan	Chairwoman of the Board	Common stock $.0001 par value	7,015,957(3)	29.4%
Lin Ling Li	Director	Common stock $.0001 par value	6,142,624(3)	29.4%
IDG-Accel China Growth Fund II LP. (8)	-	Common stock $.0001 par value	1,797,367	7.6%
Patrick J. McGoven(9)	-	Common stock $.0001 par value	1,944,360	8.3%
Quan Zhou(9)	-	Common stock $.0001 par value	1,944,360	8.3%
Essence International Investment LTD (10)	-	Common stock $.0001 par value	2,812,500	12.0%
Lixin Tian (9)	-	Common stock $.0001 par value	2,812,500	12.0%
*Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

As of October 29, 2010, a total of 23,513,533 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d- 3(d)(1). For each Beneficial Owner above, any securities that are exercisable or convertible within 60 days have been included in the denominator.

(3)

Includes 150,000 shares underlying a ten-year nonstatutory stock option granted under the 2008 Plan, exercisable at $4.00 per share; and 3,333 shares out of the 40,000 shares underlying a ten-year nonstatutory stock option granted under the 2008 Plan, exercisable at $12.26 per share, which will vest in equal portions on a quarterly basis over a three-year period, with the first portion vested and exercisable on October 11, 2010.

(4)

Includes 115,000 shares underlying a ten-year nonstatutory stock option granted under the 2008 Plan, exercisable at $4.00 per share; and 3,333 shares out of the 40,000 shares underlying a ten-year nonstatutory stock option granted under the 2008 Plan, exercisable at $12.26 per share, which will vest in equal portions on a quarterly basis over a three-year period, with the first portion vested and exercisable on October 11, 2010.

(5)

Includes 75,000 shares, exercisable at $4.00 per share, and 50,000 shares, exercisable at $12.60 per share, underlying a ten-year nonstatutory stock option granted under the 2008 Plan; and 2,917 shares out of the 35,000 shares underlying a ten-year nonstatutory stock option granted under the 2008 Plan, exercisable at $12.26 per share, which will vest in equal portions on a quarterly basis over a three-year period, with the first portion vested and exercisable on October 11, 2010.

(6)	Includes 50,000 shares underlying a ten-year nonstatutory stock option granted under the 2008 Plan, exercisable at $4.00 per share.

(7)

Represents shares underlying an option to purchase 20,000 shares of our common stock, with an exercise price of $4.00 per share, of which 10,000 shares vested on January 25, 2009 and the remaining 10,000 shares vested on July 25, 2009; and 3,333 shares out of the 40,000 shares underlying a ten-year nonstatutory stock option granted under the 2008 Plan, exercisable at $12.26 per share, which will vest in equal portions on a quarterly basis over a three-year period, with the first portion vested and exercisable on October 11, 2010.

(8)

Patrick J. McGoven and Quan Zhou are directors and executive officers of IDG-Accel China Growth Fund GP II Associates Ltd., which is the ultimate general partner of IDG-Accel China Growth Fund II LP. By virtue of acting together to direct the management and operations of the general partner of IDG-Accel China Growth Fund II LP., Patrick J. McGoven and Quan Zhou may be deemed to have shared voting and dispositive power with respect to the securities of the Company held by IDG- Accel China Growth Fund II LP. Each of Patrick J. McGoven and Quan Zhou disclaims beneficial ownership of the securities of the Company held by IDG-Accel China Growth Fund II LP.

(9)

Represents our securities held by IDG-Accel China Growth Fund II LP. disclosed in the preceding note, as well as, 146,993 shares of common stock, held by IDG-Accel China Investors II L. P. Patrick J. McGoven and Quan Zhou are directors and executive officers of IDG-Accel China Growth Fund GP II Associates Ltd., which is the general partner of IDG-Accel China Investors II L.P. By virtue of acting together to direct the management and operations of the general partner of IDG-Accel China Investors II L.P., Patrick J. McGoven and Quan Zhou may be deemed to have shared voting and dispositive power with respect to the securities of the Company held by IDG -Accel China Investors II L.P. Each of Patrick J. McGoven and Quan Zhou disclaims beneficial ownership of the securities of the Company held by IDG-Accel China Investors II L. P.

(10)	Consists of (i) 1,875,000 shares of our common stock issuable upon conversion of our 3.8% convertible notes issued in the 2009 financing; and (ii) 937,500 shares of common stock issuable upon the exercise of three-year warrants to purchase common stock at an exercise price of $4.80 per share. The General Partner of Essence International Investment LTD is DT Capital Management Limited which is controlled by Lixin Tian.

Changes in Control

There are currently no arrangements which may result in a change in control of the Company.

Securities Authorized for Issuances under Equity Compensation Plans

The following table includes the information as of the end of 2009 for each category of our equity compensation plan:

Number of securities remaining available for future issuance

	Number of securities to	Weighted-average	under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders (1)	910,000	$4.00	4,002,500
Total	910,000		4,002,500

(1)

Effective May 9, 2008, our board of directors adopted the 2008 Plan. The 2008 Plan provides for grants of stock options, stock appreciation rights, performance units, restricted stock, restricted stock units and performance shares. A total of five million (5,000,000) shares of our common stock may be issued pursuant to the 2008 Plan. The exercise price per share for the shares to be issued pursuant to an exercise of a stock option will be no less than the fair market value per share on the grant date, except that, in the case of an incentive stock option granted to a person who holds more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries, the exercise price will be no less than 110% of the fair market value per share on the grant date. No more than an aggregate of 500,000 shares (or for awards denominated in cash, the fair market value of 5,000,000 shares on the grant date) may be subject to awards under the 2008 Plan to any individual participant in any one fiscal year. No awards may be granted under the 2008 Plan after May 9, 2018, except that any award granted before then may extend beyond that date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2009 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved that exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under Item 11. “Executive Compensation”. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

  In 2007, the Company also prepaid $516,456 to the same minority shareholder of one of the plasma companies. The prepayment is for the purpose of acquiring certain assets. Assets are expected to be received by January 2009. However, as of December 31, 2008, the Company determined that the likelihood of recovering these advances and prepayment is minimal, due to the minority shareholder’s ability to secure the title of the assets and the personal financial difficulty as a result of the economic downturn, and made a provision for both amounts as bad debt expense as of December 31, 2008. The Company is currently negotiating with the shareholder in attempt to recover the funds.

  On January 13, 2010, the 17.26% minority shareholder of Shandong Taibang, Shandong Institute, forty two (42) employees of the Company seconded from Shandong Institute purchased 52.3% and 27.7%, respectively, of the equity interest in one of the Company’s existing suppliers and agents, Shandong Jinxiang Medical Device Company, or Jinxiang, from its owners. Since November 2003, Jinxiang has been one of the Company’s suppliers for chemicals and diagnostic reagents that are used in the fractionation process. Purchases from Jinxiang accounted for 1.0%, or RMB 679,127 (approximately $99,567), of the Company’s total purchases from suppliers in 2009. Jinxiang also acts as a commissioned agent for the Company’s products. During 2009, Shandong Taibang sold to or through Jinxiang RMB 1,292,800 (approximately $189,537) in products, representing less than 0.2% of the Company’s net sales, and Jinxiang was entitled to commission totaling RMB 117,312 (approximately $17,199).

  Qianfeng provides processing services for Guizhou Eakan, one of the Qianfeng’s non-controlling shareholders. The total processing services income amounted to $705,018 for the year period ended December 31, 2009. As of December 31, 2009, Guizhou Eakan owes Qianfeng processing fees in an amount of $222,617. This balance has been paid in cash at the end of February 2010.

  On April 6, 2009, Logic Express entered into an equity transfer and entrustment agreement, or Entrustment Agreement, among Logic Express, Shandong Taibang, and the Shandong Institute of Biological Products, or the Shandong Institute, the holder of the noncontrolling interests in Shandong Taibang, pursuant to which, Logic Express agreed to permit Shandong Taibang and the Shandong Institute to participate in the indirect purchase of Qianfeng's equity interests. Under the terms of the Entrustment Agreement, Shandong Institute agreed to contribute 12.86% or $3,652,500 (RMB 25,000,000) of the Dalin purchase price. Logic express is obligated to repay to the Shandong Institute their investment amount on or before April 6th, 2010, along with their pro rata share, based on their percentage of the Dalin purchase price contributed, of any distribution on the indirect equity investment in Qianfeng payable to Logic Express during 2009. The accrued interest – holder of noncontrolling interest amounted to $2,068,526 represents the pro rata share of equity investment income pursuant of Entrustment Agreement for the year ended December 31, 2009.

  Qianfeng has payables to Guizhou Eakan Investing Corp. in the amount of approximately $2,122,772 (RMB14, 470,160). Guizhou Eakan Investing Corp. is one of the shareholders of Guizhou Eakan, one of the Qianfeng’s minority shareholders. The Company borrowed the amount for working capital purposes. The balance is due on demand in the form of cash.

  In 2007, Qianfeng received additional contributions from Guizhou Jie’an, a holder of non-controlling interest in Qianfeng, in the amount of approximately $963,796 (RMB 6,569,840) to maintain Jie’an ownership interest in the Company at 9%. However, due to legal dispute among Shareholders over Raising Additional Capital as stated in legal proceeding section, commitment and contingent liabilities, the money may be returned to Jie’an.

Except as set forth in our discussion above, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Policies and Procedures Relating to Transactions with Related Persons.

Our current written policies and procedures for review, approval or ratification of relationships or transactions with related persons are set forth in our Code of Business Ethics and Conduct, our Audit Committee Charter, our Nominating and Corporate Governance Committee Charter, and our Board of Directors Charter.

Our Board of Directors Charter requires that our Board of Directors monitor and manage potential conflicts of interest of management and the Board and assume other responsibilities as may be required from time to time. As permitted under the Company’s Bylaws, the Board has delegated some of these responsibilities to the Board’s Audit Committee and Nominating and Corporate Governance Committee. Our Audit Committee Charter provides that the Audit Committee is responsible for establishing procedures for the approval of and approve the entry of the Company into any and all related party transactions between the Company and any executive officer or director that would potentially require disclosure pursuant to Item 404 of SEC Regulation S-K. The Audit Committee Charter also mandates that the Audit Committee must approve the entry of the Company into any such related party transaction. Our Nominating and Corporate Governance Committee Charter provides that the Nominating and Corporate Governance Committee is responsible for reviewing and assessing the adequacy of the Company’s Code of Business Ethics and Conduct and other internal policies and guidelines and monitor whether the principles described therein are being incorporated into the Company’s culture and business practices.

Our Code of Business Ethics and Conduct provides a number of specific procedures, requirements, and prohibitions relating to related party transactions. It prohibits directors, officers and employees from accepting simultaneous employment with a Company supplier, customer, developer, or competitor, or from taking part in any activity that enhances or supports a competitor’s position. All directors, officers and employees must disclose to the Company any interest that may conflict with the Company. A director, officer and employee may accept a position as a director of another company only if he or she obtains approval from the Board of Directors; the other company does not compete with the Company; and any compensation received in this capacity is commensurate with its responsibilities.

Our Code of Business Ethics and Conduct generally requires directors, officers, and employees of the Company to avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant manner. Where a Company director, officer or employee believes that such a transaction is unavoidable, he or she must fully disclose it to the Company’s Chief Executive Officer. If the Chief Executive Officer deems it material to the Company, the Nominating and Corporate Governance Committee must review and provide advance written approval for such transactions. The Board subsequently reassigned part of this responsibility to the Audit Committee pursuant to the Audit Committee Charter. The most significant related party transactions, especially those involving the Company’s directors or executive officers, must be reviewed and approved in writing in advance by the Company’s Board of Directors. The Board also delegated part of this function to the Audit Committee under the Audit Committee Charter, as explained above. The Company must report all such material related party transactions under applicable accounting rules, federal securities laws, SEC rules and regulations, and securities market rules. Any dealings with a related party must be conducted in such a way that no preferential treatment is given.

In addition, our Code of Business Ethics and Conduct discourages the employment of relatives and significant others in positions or assignments within the same department and prohibits the employment of such persons in positions that have influence (e.g., an auditing or control relationship, or a supervisor/subordinate relationship). Our Human Resources department is primarily responsible for administering this aspect of our related party transactions policy. If any covered relationship develops or exists between two employees, the senior employee must advise his or her supervisor. The Company may separate the employees either by reassignment or termination, if necessary.

Our Code of Business Ethics and Conduct permits waivers of the above policies and procedures as to directors or executive officers only if they are approved in writing by the Board of Directors and promptly disclosed. Any waiver with respect to any employee, agent or contractor must be approved in writing by the Company. Under its Charter, our Nominating and Corporate Governance Committee is also responsible for reviewing requests for any waivers and recommending to the Board whether a particular request should be granted.

Any type of related party transaction not expressly covered by the above policies and procedures is subject to the review and approval of our Board of Directors.

There were no related party transactions since the beginning of the fiscal year ended December 31, 2009 for which our policies and procedures did not require review, approval or ratification, or where our policies and procedures were not followed.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors (the “Board”) is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

There are currently five (5) directors serving on the Board. At the Meeting, five (5) directors will be elected. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The five nominees for election as directors are uncontested. In uncontested elections, directors are elected by plurality of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

NAME	AGE	POSITION	DIRECTOR SINCE
Siu Ling Chan	47	Chairwoman of the Board	July 19, 2006
Cong Yang Li	37	Director	Nominee
Sean Shao	53	Director	July 24, 2008
Xiangmin Cui	41	Director	February 4, 2010
Tong Jun Lin	48	Director	July 24, 2008

For information as to the shares of the Common Stock held by each nominee, see “Security Ownership of Certain Beneficial Owners and Management,” which starts on page 14 of this Proxy Statement. See “Directors and Executive Officers” above for biographical summaries for each of our director nominees.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareowners. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all Directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each Director. The Board and the Governance and Nominating Committee of the Board consider the qualifications of Directors and Director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by shareowners, the Governance and Nominating Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board. The Governance and Nominating Committee also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Governance and Nominating Committee require that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all Directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company is a NASDAQ listed biopharmaceutical company that is principally engaged in the research, development and manufacturing of plasma-based pharmaceutical products in China. Therefore, the Board believes that a diversity of professional experiences in the biopharmaceutical industry, specific knowledge of key geographic growth areas, and knowledge of U.S. capital markets and of U.S. accounting and financial reporting standards should be represented on the Board. In addition, the market in which we compete is characterized by introductions of new products and changes in customer demands and our future success depends upon our ability to keep pace through strong research and development. Therefore, the Board believes that academic and professional experience in research and development in the biopharmaceutical industry should also be represented on the Board.

Set forth below is a tabular disclosure summarizing some of the specific qualifications, attributes, skills and experiences of our directors.

Director	Titles	Material Qualifications
Siu Ling Chan	Board Chair	•	co-founder of the Company and Chairwoman of the Company’s subsidiaries, Logic Express and Shandong Taibang, since its 2006

		•	serves as a statistician and administrator at Fujian Academy of Social Sciences
		•	Ms. Chan’s long-term knowledge of the history and operations of the
Company and her background in administration helps to provide strategic guidance to the Board and the management over the years, in its transformation from a small plasma company with annual sales of approximately $4 million at its founding, to $119 million in annual sales in 2009.

Chong Yang Li	Director nominee	•	has been a certified appraiser since 2006
		•	has over 15 years experience in providing asset valuation services, in connection with IPOs and reorganizations, primarily to PRC listed companies across varied industries
		•	Mr. Li’s rich experiences in the valuation of listed companies, and his background and knowledge in accounting will be beneficial to the Company
Sean Shao	Director	•	a U.S. certified accountant, with over 10 years experience as an auditor at Deloitte Touche Tohmatsu and Deloitte Touche Toronto,
and led many independent audits of PRC-based companies
		•	served as CFO and assisted in the initial public offering and initial listing of companies on the NYSE and NASDAQ and led the
implementation of related corporate governance requirements
		•	serves as an independent director of several NASDAQ-listed
companies and one NYSE-listed company
		•	holds a master’s degree in health care administration from the
University of California, Los Angeles
		•	Mr. Shao’s experience with U.S. public companies and his
knowledge of the U.S. capital markets and of U.S. financial reporting requirements and U.S. GAAP is invaluable to the Company
Dr. Tong Jun Lin	Director	•	serves as a Professor in the Dalhousie University’s Departments of
Microbiology and Immunology, and Pediatrics, since July 2000.
		•	engaged in significant research and collaborative research with biotech companies in the field of immunology and the recipient of multiple grants as a principal investigator from competitive national funding agencies and currently focuses his research in the fields of innate and adaptive immunity, immune response to pathogens and allergens, vaccine and drug development.
		•	serves as editor or reviewer for many academic journals, such as the
Journal of Immunology, and national granting agencies, such as the
Canadian Institutes of Health Research, and has published many high-impact research papers in the field of immunology and cell and molecular biology.
		•	is a recipient of many academic accolades including an Award of
Excellence in Medical Research from Dalhousie University and the recipient of the Canadian Society of Immunology’s prestigious annual Investigator Award for excellence in early stage of research career
		•	Dr. Lin’s academic excellence and his cutting edge industry research provides invaluable guidance and perspective to the Board, especially in the Company’s research and development efforts
Dr. Xiangmin Cui	Director	•	holds a Doctorate in Cancer Biology from Stanford University
School of Medicine
		•	Principal of Bay City Capital, a healthcare venture capital fund, managing $1.6 billion in capital invested in over 85 companies
		•	lead or actively participated in several investments, including
Progentech, Ion Torrent Systems, Epizyme, Sunesis Pharmaceuticals,
and Presidio Pharmaceuticals.
		•	serves as a Director of Strategic Investment Planning, at Southern
Research Institute, a premier institution known for the discovery and development of six anti-cancer drugs; and as a director of Progentech and a board observer of Ion Torrent Systems
		•	co-founder and former executive of Hucon Biopharmaceuticals, Pan
Pacific Pharmaceuticals, and CNetwork, a non-profit organization of over 5000 Chinese professionals in Silicon Valley
		•	Dr. Cui’s knowledge of the U.S. capital markets and of the healthcare industry in which the Company operates provides invaluable
guidance and perspective to the Board

General Information

For information as to the shares of the Common Stock held by each nominee, see “Security Ownership of Certain Beneficial Owners and Management,” above.

See “Directors and Executive Officers” above for biographical summaries for each of our director nominees.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Frazer Frost, LLP was the Company’s independent registered public accounting for the fiscal years ending December 31, 2008 and 2009, and the Audit Committee has selected Frazer Frost, LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010 and interim periods through 2011.

We are asking our stockholders to ratify the selection of Frazer Frost, LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Frazer Frost, LLP to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by Frazer Frost, LLP that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year. Representatives of Frazer Frost, LLP will be available via teleconference during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

Independent Auditors’ Fees

The following is a summary of the fees billed to the Company by Frazer Frost, LLP (Successor Entity of Moore Stephens Wurth Frazer and Torbet, LLP) for professional services rendered for the fiscal years ended December 31, 2009 and 2008:

	Year Ended December 31,
	2009	2008
Audit Fees	$420,000	$360,000
Audit-Related Fees	$-	$-
Tax Fees	$17,000	$17,000
All Other Fees	$48,000	$7,000
TOTAL	$485,000	$384,000

“Audit Fees” consisted of fees billed for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our Form 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” consisted of fees billed for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above.

“Tax Fees” consisted of fees billed for professional services rendered by the principal accountant for tax returns preparation.

“All Other Fees” consisted of fees billed for products and services provided by the principal accountant, other than the services reported above under other captions of this Item 14.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Board of Directors to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Board of Directors pre-approved the audit service performed by Frazer Frost, LLP (Successor Entity of Moore Stephens Wurth Frazer and Torbet, LLP) for our financial statements as of and for the year ended December 31, 2009.

The Board of Directors recommends a vote FOR ratification of the selection of Frazer Frost, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and the interim periods through 2011.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of China Biologic Products, Inc. at No. 14 East Hushan Road, Tai'an City, Shandong, 271000, People's Republic of China, no later than the close of business on December 31, 2010. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to Yin Ming, our Corporate Secretary, at No.14 East Hushan Road, Tai'an City, Shandong, 271000, People's Republic of China. A copy of our Annual Report on Form 10-K is also made available on our website after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

November 3, 2010

By Order of the Board of Directors

/s/ Yin Ming
Yin Ming
Corporate Secretary

EXHIBIT A

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” as that term is defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Board has determined, based upon an interview of Mr. Remington Hu and a review of Mr. Hu’s responses to a questionnaire designed to elicit information regarding his experience in accounting and financial matters, that Mr. Hu qualifies as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Following the end of the fiscal year ended December 31, 2009, the Audit Committee (i) reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with Company management; (ii) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (iii) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

/s/ The Audit Committee_____________________________
Sean Shao
Xiangmin Cui
Tong Jun Lin

CHINA BIOLOGIC PRODUCTS, INC.

Proxy for the Annual Meeting of Stockholders to be held on December 17, 2010.

THIS PROXY IS SOLICITED ON BEHALF OF

OUR BOARD OF DIRECTORS

CONTROL ID:
REQUEST ID:

The undersigned stockholder of CHINA BIOLOGIC PRODUCTS, INC. hereby appoints Chao Ming Zhao and Y. Tristan Kuo, and each of them, proxies with full power of substitution to act for and on behalf of the undersigned and to vote all stock outstanding in the name of the undersigned as of the close of business on June 30, 2010 which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders (“Meeting”) to be held Friday, December 17, 2010, at 9:00 a.m., local time, at the executive offices of the Company at No. 14 East Hushan Road, Tai'an City, Shandong, 271000, People's Republic of China, and at any and all adjournments or postponements thereof, upon all matters properly coming before the Meeting.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side) but you need not mark any boxes if you wish to vote in accordance with our Board of Directors' recommendations. The proxies named above cannot vote your shares unless you sign and return this card.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

This proxy, when properly executed, will be voted in the manner directed herein. If no designation is made, the proxies named on the reverse side hereof intend to vote the shares to which this proxy relates "For" Item 1. The proxies will vote in their discretion on any other matters properly coming before the Annual Meeting of Stockholders. The signer hereby revokes all proxies heretofore given by the signer to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: [ ]

MARK HERE FOR ADDRESS CHANGE [ ] New Address (if applicable):

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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________ , 2010

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(Print Name of Stockholder and/or Joint Tenant)

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(Signature of Stockholder)

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(Second Signature if held jointly)